Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:
That the undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint ROBERT PIERCE, ELIZABETH SHAUGHNESSY and
CIPRIANO BEREDO, acting individually, as his true and lawful attorney, for him, and in his name, place and stead, to affix, as attorney-in-fact, the signature of the undersigned to any reports or filings to the Securities and Exchange
Commission on or in connection with Forms 3, 4, 5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by OM
Group, Inc., a Delaware corporation, and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall expire on the date the undersigned is no longer required to file Forms 3, 4, 5 or 144 reports with the Securities and Exchange
Commission with respect to holdings of and transactions in securities issued by
OM Group, Inc., unless revoked in writing prior thereto.
IN WITNESS WHEREOF, this Power of Attorney has been signed in Cleveland, Ohio, as of the 26th day of October, 2010.

 /s/ Michael V. Johnson